Exhibit 99.1
                                                                 ------------
                     1ST INDEPENDENCE RESTRICTED STOCK PLAN

                            Effective January 1, 2006

                                   ADOPTION OF
                     1st INDEPENDENCE RESTRICTED STOCK PLAN

         Pursuant to resolutions adopted by the Board of Directors of 1ST Independence Financial Group, Inc. ("Company") on December 15, 2005, the undersigned officers of the Company hereby adopt the 1st Independence Restricted Stock Plan on behalf of the Company, in the form attached hereto.

         Dated this 15th  day of December , 2005.


                                  1st INDEPENDENCE FINANCIAL GROUP, INC.


                                  By:  /s/ N. William White
                                  -----------------------------------------
                                  N. William White, President & CEO


ATTEST:



By:    /s/ R. Michael Wilbourn
       ----------------------------------------------------------
       R. Michael Wilbourn, Executive
       Vice President and Chief Financial Officer

                                TABLE OF CONTENTS
                                                                     Page
                                                                     ----

ARTICLE I.............................................................24
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   Establishment and Purpose..........................................24
      Section 1.1.      Establishment of the Plan.....................24
      ------------      -------------------------
      Section 1.2.      Purposes of the Plan..........................24
      ------------      --------------------

ARTICLE II............................................................25
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   Definitions........................................................25
      Section 2.1.      "Award".......................................25
      ------------
      Section 2.2.      "Board".......................................25
      ------------
      Section 2.3.      "Cause".......................................25
      ------------
      Section 2.4.      "Change in Control"...........................25
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      Section 2.5.      "Code"........................................26
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      Section 2.6.      "Committee"...................................26
      ------------
      Section 2.7.      "Company".....................................26
      ------------
      Section 2.8.      "Company Stock"...............................26
      ------------
      Section 2.9.      "Director"....................................27
      ------------
      Section 2.10.      "Effective Date".............................27
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      Section 2.11.      "Fair Market Value"..........................27
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      Section 2.12.      "Grant Date".................................27
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      Section 2.13.      "Non-employee Director"......................27
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      Section 2.14.      "Participant"................................27
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      Section 2.15.      "Period of Restriction"......................27
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      Section 2.16.      "Plan".......................................27
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      Section 2.17.      "Purchase Price".............................27
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      Section 2.18.      "Restricted Stock"...........................27
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      Section 2.19.      "Restricted Stock Agreement".................27
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      Section 2.20.      "Rule 16b-3".................................27
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      Section 2.21.      "Subsidiary".................................27
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      Section 2.22.      "Total and Permanent Disability".............27
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ARTICLE III...........................................................29
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   Administration.....................................................29
      Section 3.1.      The Committee.................................29
      ------------      -------------
      Section 3.2.      Authority of the Committee....................29
      ------------      --------------------------

ARTICLE IV............................................................30
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   Eligibility........................................................30
      Section 4.1.      Eligibility...................................30
      ------------      -----------
      Section 4.2.      Participation.................................30
      ------------      -------------

ARTICLE V.............................................................31
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   Restricted Stock...................................................31
      Section 5.1.      Number of Shares..............................31
      ------------      ----------------
      Section 5.2.      Grant of Restricted Stock.....................31
      ------------      -------------------------
      Section 5.3.      Restricted Stock Agreement....................31
      ------------      --------------------------
      Section 5.4.      Vesting and Transfer of Restricted Stock......31
      ------------      ----------------------------------------
      Section 5.5.      Return of Restricted Stock to Company.........33
      ------------      -------------------------------------
      Section 5.6.      Shareholder Rights............................33
      ------------      ------------------
      Section 5.7.      Dividends and Voting Rights...................33
      ------------      ---------------------------
      Section 5.8.      Changes in Stock..............................33
      ------------      ----------------

ARTICLE VI............................................................35
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   Amendment, Termination and Duration................................35
      Section 6.1.      Amendment, Suspension or Termination..........35
      ------------      ------------------------------------
      Section 6.2.      Duration of the Plan and Shareholder Approval.35
      ------------      ---------------------------------------------

ARTICLE VII...........................................................36
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   Tax Withholding....................................................36
      Section 7.1.      Withholding Requirements......................36
      ------------      ------------------------
      Section 7.2.      Withholding Arrangements......................36
      ------------      ------------------------

ARTICLE VIII..........................................................37
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   Legal Construction.................................................37
      Section 8.1.      Gender and Number.............................37
      ------------      -----------------
      Section 8.2.      Severability..................................37
      ------------      ------------
      Section 8.3.      Requirements of Law...........................37
      ------------      -------------------
      Section 8.4.      Governing Law.................................37
      ------------      -------------
      Section 8.5.      Headings......................................37
      ------------      --------
      Section 8.6.      Mistake of Fact...............................37
      ------------      ---------------
      Section 8.7.      Evidence......................................37
      ------------      --------

ARTICLE IX............................................................38
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   Miscellaneous......................................................38
      Section 9.1.      No Effect on Employment or Service............38
      ------------      ----------------------------------
      Section 9.2.      Liability and Indemnification.................38
      ------------      -----------------------------
      Section 9.3.      Successors....................................38
      ------------      ----------
      Section 9.4.      Use of Proceeds...............................38
      ------------      ---------------
      Section 9.5.      Investment Representations....................38
      ------------      --------------------------
      Section 9.6.      Funding.......................................39
      ------------      -------

                     1st INDEPENDENCE RESTRICTED STOCK PLAN

                            Establishment and Purpose

..1 Establishment of the Plan. 1st Independence Financial Group, Inc., a Delaware corporation (the "Company"), hereby establishes an equity-based incentive compensation plan to be known as the 1st Independence Restricted Stock Plan (the "Plan"), set forth in this document. The Plan provides for the award of Restricted Stock. The Plan and the grant of Awards hereunder are conditioned on the Plan's approval by the shareholders of the Company. The Plan is adopted effective as of January 1, 2006; no Restricted Stock may be awarded until the Plan has been approved by a majority of the shares of common stock of the Company represented at the shareholder's meeting at which approval of the Plan is considered.

..2 Purposes of the Plan. The Plan is designed to promote the interests of the Company and its Subsidiaries by encouraging their officers, key employees and Non-employee Directors, upon whose judgment, initiative and industry the Company and its Subsidiaries are largely dependent for the successful conduct and growth of their business, to continue their association with the Company and its Subsidiaries by providing additional incentive and opportunity for unusual industry and efficiency through stock ownership, and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress.

                                   Definitions

         For purposes of the Plan, the following words and phrases have the following meanings unless a different meaning is plainly required by the context:

..1       "Award"  means an award of Restricted Stock.

..2 "Board" means the Board of Directors of the Company, unless the context clearly requires otherwise, and to the extent that any powers and discretion vested in the Board of Directors are delegated to any committee of the Board, the term "Board" shall also mean such committee.

..3 "Cause" means: (i) the willful and continued failure of a Participant to perform his required duties as an officer or key employee of the Company or any Subsidiary, (ii) action by a Participant involving willful misfeasance or gross negligence, (iii) the requirement or direction of a federal or state regulatory agency having jurisdiction over the Company or any Subsidiary to terminate the employment of a Participant, (iv) conviction of a Participant of the commission of any criminal offense involving dishonesty or breach of trust, or (v) any intentional breach by a Participant of a material term, condition or covenant of any agreement of employment, termination or severance or any other agreement between the Participant and the Company or any Subsidiary.

..4       "Change in Control" of the Company will be deemed to have occurred if one of the following events takes place:

..A       Change in Ownership.  A change in the  ownership of the Company occurs on the date that any person, or group of persons, as defined in subparagraph (b), acquires ownership of stock of the Company that, together with stock held by the person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock. However, if any person or group is considered to own more than 50 percent of the total fair market value or total voting power of the stock, the acquisition of additional stock by the same person or group is not considered to cause a change in the ownership of the Company. An increase in the percentage of stock owned by any person or group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

..B                Change in the Effective Control. A change in the effective control of the Company will occur when: (i) any person or group acquires, or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s), ownership of stock of the Company possessing 35 percent or more of the total voting power; or (ii) a majority of members of the Board is replaced during any twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company's Board prior to the date of the appointment or election. However, if any person or group is considered to effectively control the Company, the acquisition of additional control of the Company by the same person(s) is not considered to cause a change in the effective control.

..C                Change in the Ownership of a Substantial Portion of the
                  Company's Assets. A change in the ownership of a substantial portion of the Company's assets occurs on the date that any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s), assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets immediately prior to such acquisition(s). Gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

                  However, there is no Change in Control under this subparagraph when there is a transfer to an entity that is controlled by the shareholders of the transferring Company immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or group of persons, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii). For purposes of this subparagraph, except as otherwise provided, a person's status is determined immediately after the transfer of the assets. For example, a transfer to a Company in which the transferor Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor Company after the transaction is not treated as a change in the ownership of the assets of the transferor Company.

..D       Acting as a Group.  For purposes of this Section,  persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a Company that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company. If a person, including an entity, owns stock in both Companies that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a Company prior to the transaction giving rise to the change and not with respect to the ownership interest in the other Company.

..5 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or to a regulation adopted thereunder will include such section, guidance issued by the Internal Revenue Service or the Treasury Department with respect to such section, any valid regulation promulgated under such section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such section or regulation.

..6 "Committee" means the Compensation Committee of the Board who has been designated from time to time by the Board pursuant to Section 3.1 to administer the Plan; and who is serving on the date that the Plan is approved by the shareholders of the Company or thereafter.

..7       "Company"  means 1st Independence Financial Group, Inc., an Indiana corporation, and any successor thereto.

..8       "Company Stock" means the common voting stock of the Company.

..9       "Director" means any individual who is a member of the Board.

..10      "Effective Date" means January 1, 2006.

..11 "Fair Market Value" means the mean between the reported closing bid and asked prices for the shares of Company Stock, as quoted by the North American Securities Dealers Automated Quotation System ("NASDAQ"). If the common stock of the Company is not quoted by NASDAQ, Fair Market Value shall be determined by the Committee based upon quotations of the entities which make a market in Company stock and such other factors as the Committee shall deem appropriate. If the common stock of the Company is not quoted by entities which make a market in the Company's stock, the Fair Market Value shall be determined by the Committee in good faith based upon a valuation of the Company Stock conducted by a qualified appraiser and such other factors as the Committee deems appropriate.

..12 "Grant Date" means, with respect to any Award granted under the Plan, the date as of which the Award was granted by the Committee, regardless if the Restricted Stock Agreement to which the Award relates is executed subsequent to such date.

..13       "Non-employee Director" means any individual who is a member of the
Board and who is not an employee of the Company.

..14      "Participant" means an officer, key employee or Non-employee Director to whom an Award has been granted.

..15 "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is subject to restrictions and, therefore, are subject to a substantial risk of forfeiture. As provided in Article V, such restrictions may be based on the passage of time or the occurrence of such other events as may be determined by the Committee in its sole discretion.

..16 "Plan" means the 1st Independence Financial Group Restricted Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

..17      "Purchase Price" means the price at which a share of Restricted Stock of the Company may be purchased by a Participant.

..18       "Restricted Stock" means an Award granted to a Participant pursuant to Article V.

..19      "Restricted Stock Agreement" means the written agreement which sets forth the terms and provisions applicable to each Award.

..20 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.

..21 "Subsidiary" means any banking institution or other corporation more than 50 percent of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

..22      "Total and Permanent Disability" means a Participant who:

                  is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

                           is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer.

                                 Administration

..1 The Committee. The Plan will be administered by a Committee of not less than three Directors of the Company who will be designated from time to time by the Board. No Director who is also an officer or key employee of the Company or any of its Subsidiaries will be eligible to serve as a member of the Committee. The decision of a majority of the members of the Committee will constitute a decision of the Committee. It is intended that the Committee be comprised solely of Directors who both are (a) "Non-employee Directors" under Rule 16b-3, and (b) "outside Directors" as described in Treasury Regulation Section 1.162-27(e)(3). Failure of the Committee to be so comprised will not result in the cancellation, termination, expiration or lapse of any Award. Until and unless this Article is amended to provide otherwise, all references in the Plan to the Committee are to the Compensation Committee of the Board.

..2       Authority of the Committee.

..1       Except as limited by law or by the Articles of Incorporation  or
                  By-Laws of the Company, and subject to the provisions of the Plan, the Committee will have full power and discretion to:
                  (i) select officers, key employees and Non-employee Directors to receive Awards; (ii) determine the sizes of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) construe and interpret the Plan, all Restricted Stock Agreements and any other agreements or instruments entered into under the Plan; (v) establish, amend or waive rules and regulations for the Plan's administration; and (vi) amend the terms and conditions of any outstanding Restricted Stock Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations which may be necessary or advisable for the administration of the Plan. Each Award will be evidenced by a written Restricted Stock Agreement between the Company and the Participant and will contain terms and conditions established by the Committee consistent with the provisions of the Plan. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at 1st Independence Bank, P.O. Box 1433, 3801 Charlestown Road, New Albany, Indiana 47151-1433.

..2                The Committee is authorized, subject to the provisions of the
                  Plan, to adopt, amend and rescind such rules and regulations as it may deem appropriate for the administration of the Plan and to make determinations and interpretations which it deems consistent with the Plan's provisions. The Committee's determinations and interpretations in this regard will be final and conclusive.

                                   Eligibility

..1 Eligibility. Officers, key employees and Non-employee Directors of the Company or of any of its Subsidiaries, as selected by the Committee, are eligible to receive Awards. An officer, key employee or Non-employee Director will become a Participant as of the date specified by the Committee. A Participant can be removed as an active Participant by the Committee effective as of any date; provided, however, that no such removal will adversely affect any Award previously granted to the Participant.

..2 Participation. No officer, key employee or Non-employee Director will have the right to be selected to receive an Award under the Plan or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

                                Restricted Stock

..1 Number of Shares. Awards of Restricted Stock will be made in shares of Company Stock which can be unissued shares or reacquired shares (including shares purchased in the open market), or a combination thereof, as the Committee may from time to time determine in its sole discretion. Subject to the provisions of Section 5.8, the maximum number of shares to be delivered upon the grant of all Restricted Stock awarded under the Plan will not exceed 80,500 shares. Shares of Restricted Stock which are forfeited can be made the subject of further Awards.

..2 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to any officer, key employee or Non-employee Director in such amounts as the Committee determines in its sole discretion. Subject to the limitations of
Section 5.1, the Committee will determine the number of shares of Restricted Stock to be granted to each Participant in its sole discretion.

..3 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by a Restricted Stock Agreement that specifies the Period of Restriction, the number of shares granted, the Grant Date, the Purchase Price (if any) and such other terms and conditions as the Committee determines in its sole discretion.

..4 Vesting and Transfer of Restricted Stock. Shares issued due to grant of an Award will be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its sole discretion may determine and provide in the Restricted Stock Agreement. The Company may cause any certificate for shares to be delivered hereunder to be properly marked with a legend or other notation which reflects the limitations on transfer of such shares as provided in the Plan, the applicable Restricted Stock Agreement or as the Committee may otherwise require in its sole discretion.

..1                Restrictions on Transferability. Except as provided in this subsection, no shares of Restricted Stock awarded under the Plan may be sold, assigned, transferred, pledged or hypothecated by the Participant in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process. Each certificate evidencing shares of Restricted Stock awarded under the Plan will bear a legend which sets forth such restrictions; and, any attempted sale, assignment, transfer, pledge, hypothecation, execution, attachment or similar disposition will be null and void and of no effect.

..2                Vesting. Unless otherwise provided in the applicable
                  Restricted Stock Agreement or determined by the Committee in its sole discretion, Restricted Stock awarded under the Plan will become vested upon completion of years of service for the Company in accordance with the following schedule:

    Years of Service              Vested Percentage       Forfeited Percentage
    From Grant Date
           1                             20%                        80%
           2                             40%                        60%
           3                             60%                        40%
           4                             80%                        20%
           5                            100%                         0%


                   Notwithstanding the vesting schedule specified above, the Committee may, in its sole discretion, amend the vesting schedule for a particular Restricted Stock Award in a manner which causes the Restricted Stock to which the Award relates to vest under a more rapid schedule. The Committee shall not amend such schedule to (i) require a Participant to complete more years of service than specified in the schedule, or (ii) reduce the percentage rates specified in the schedule, to slow the rate at which the Restricted Stock vests.

                   For purposes of this Section 5.4, a "year of service" means a period of 12 consecutive months of continuous, active employment of the Participant with the Company commencing as of the applicable Grant Date.

..3       Lapse of Restrictions  and Vesting.  The  restrictions on shares of
                  Restricted Stock contained in subsections 5.4(a) and (b) will lapse and such shares will become fully vested, nonforfeitable and transferable upon the earliest to occur of: (i) the date(s) prescribed by the Committee in the Restricted Stock Agreement; (ii) the Participant's death; or (iii) the Participant's Total and Permanent Disability. The specific terms and conditions regarding the lapse of restrictions and the vesting of shares of Restricted Stock will be contained in the Restricted Stock Agreement. In no event will a Participant have any right under the Plan or in a Restricted Stock Agreement to affect the time at which the Restricted Stock awarded to him becomes vested.

..4                Forfeiture of Shares on Termination of Employment. If a
                  Participant's employment with the Company or any Subsidiary is terminated for any reason other than for Cause or on account of the Total and Permanent Disability or death, prior to the time the shares of Restricted Stock become vested, as provided in subsections 5.4(b) or (c), all of the unvested shares of Restricted Stock will be forfeited and will thereupon revert to the Company. Such forfeiture will be effective on the date of the Participant's termination of employment. Transfer of employment from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, will not be deemed termination of employment. The Committee has the authority to determine in each case whether a leave of absence on military or government service is deemed a termination of employment.

                           Notwithstanding the foregoing provisions of this
                  Section, if a Participant's employment terminates for any reason other than Cause, the Committee may, in its sole discretion, by means of a written amendment to the Restricted Stock Agreement, provide that (i) the unvested shares of Restricted Stock will not be forfeited upon termination of employment, and (ii) the restrictions on shares of Restricted Stock contained in subsections 5.4(a) and (b) will lapse and such shares will become fully vested, nonforfeitable and transferable upon the earliest to occur of: (x) the date(s) prescribed by the Committee in the amendment to the Restricted Stock Agreement, (y) the Participant's death, or (z) the Participant's Total and Permanent Disability; provided, however, that the Committee will provide in any such amendment that (A) shares of Restricted Stock that were not vested on the date the Participant terminated employment will be immediately forfeited; and (B) shares of Restricted Stock which became vested after the Participant terminated employment must be returned to the Company, upon a finding by the Committee, as determined in its sole discretion, that the Participant has violated any provision of the amended Restricted Stock Agreement, including without limitation any non-competition, non-solicitation or non-disclosure provision thereof.

..5                Forfeiture on Termination For Cause. If a Participant's
                  employment is terminated for Cause prior to the time the shares of Restricted Stock become vested, as provided in subsections 5.4(b) or (c), all of the unvested shares will be forfeited and thereupon revert to the Company. Such forfeiture will be effective on the date the Participant receives notice of his termination for Cause.

..6                Change in Control of Company. In the event of a Change in
                  Control of the Company (i) the restrictions on the transfer of all shares of Restricted Stock provided in subsection 5.4(a), will immediately lapse, and (ii) all of the shares of Restricted Stock subject to forfeiture under subsections 5.4(b), (d) and (e) will immediately become fully vested and nonforfeitable.

..5 Return of Restricted Stock to Company. On the date set forth in the applicable Restricted Stock Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction will revert to the Company and thereafter will be available for the grant of new Awards.

..6 Shareholder Rights. No person will have any rights of a shareholder (including, but not limited to, voting rights) with respect to shares subject to an Award until such shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon grant of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares to the Participant, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No payment or adjustment will be made for rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official shareholder records (or the records of its transfer agents or registrars), except as otherwise provided herein or in a Restricted Stock Agreement.

..7 Dividends and Voting Rights. Upon the Award of shares of Restricted Stock under the Plan, subject to the requirements of Section 5.4 concerning restrictions on the transferability of Restricted Stock and the requirement that a Participant remain an employee or Non-employee Director of the Company or its Subsidiaries, the Participant will be entitled to: (i) receive all dividends payable and paid with respect to Restricted Stock awarded and issued to the Participant; and (ii) exercise all voting rights associated with such Restricted Stock. Provided, however, upon the transfer or other disposition of any shares of Restricted Stock in violation of subsection 5.4(a) or upon the forfeiture of any shares of Restricted Stock in accordance with subsection 5.4(b), (d) or (e), the Participant will not be entitled to receive any dividends declared or exercise any voting rights on or after the date such shares of Restricted Stock were transferred or forfeited.

..8       Changes in Stock.

..1       Subject to the provisions of subsection  5.8(b),  in the event of any change in the Company's shares through stock dividends, split-ups, recapitalizations, reclassifications, conversions or otherwise, or in the event that other stock is converted into or substituted for Company shares as the result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price and kind of shares available under the Plan and in the number, price and kind of shares covered under any Restricted Stock awarded or to be awarded under the Plan. The Committee's determination in this respect will be final and conclusive. Provided, however, that the Company will not, and will not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan insofar as it pertains to Restricted Stock theretofore awarded but which are unvested and agrees to assume and perform the obligations of the Company hereunder.

..2       In the event of a Change in  Control  of the  Company  pursuant  to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), shares subject to the Plan and each Award of Restricted Stock, will, automatically by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common voting stock of the Successor, and the number of shares of Restricted Stock, and the Purchase Price per share upon exercise of the Restricted Stock, if any, will be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each Participant will have that number of shares of Restricted Stock of the Successor which have a Fair Market Value equal, as of the date of such Change in Control of the Company, to the Fair Market Value, as of the date of such Change in Control of the Company, of the shares of Restricted Stock of the Company theretofore awarded to him.


         Section 5.9. Information to be Furnished. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant and for each other person who is entitled to benefits hereunder, are to be provided on the condition that the Participant of the person who is entitled to benefits hereunder furnish full, true and complete data, evidence or other information, and that he promptly signs any document reasonably related to the administration of the Plan requested by the Committee. No fractional shares will be issued under the Plan.

                       Amendment, Termination and Duration

..1 Amendment, Suspension or Termination. The Board may, at any time, without the approval of the shareholders of the Company (except as otherwise required by applicable law, rule or regulations, including without limitation any shareholder approval of the safe harbor rule promulgated under the Securities Exchange Act of 1934) alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the affected Participant or without the approval of the shareholders of the Company, make any alteration which would: (i) increase the aggregate number of shares subject to an Award, except as provided in Section 5.8; (ii) decrease the Purchase Price, except as provided in Section 5.8; (iii) permit any member of the Committee to be eligible for an Award; (iv) withdraw administration of the Plan from the Committee or Board; (v) extend the term of the Plan, (vi) change the manner of determining the Purchase Price;
(vii) change the class of individuals eligible for Awards; or (viii) without the consent of the affected Participant, alter or impair any Award.

..2 Duration of the Plan and Shareholder Approval. The Plan will be effective on the Effective Date and, subject to Section 6.1 (regarding the Board's right to supplement, amend, alter or discontinue the Plan), will remain in effect thereafter until terminated by the Board; provided, however, that no Award can be granted until the Plan has been approved by the holders of at least a majority of the outstanding shares at a meeting at which approval of the Plan is considered.

                                 Tax Withholding

..1 Withholding Requirements. The Company has the power and the right, prior to the delivery of any Company Stock on the vesting of Restricted Stock, to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all federal, state and local income and employment taxes required by applicable law to be withheld with respect to exercise or vesting of such Award. In no event will any amount withheld be in an amount that would require the Company to incur accounting charges.

..2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy a tax withholding obligation, in whole or in part, by electing to have the Company withhold otherwise deliverable shares. The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed, in the case of income tax withholding, the amount determined, based upon minimum statutory requirements, by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date the amount of income tax to be withheld is determined.

                               Legal Construction

..1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also includes the feminine, the plural includes the singular, and the singular includes the plural.

..2 Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.

..3 Requirements of Law. The grant of Awards and the issuance of shares under the Plan will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the shares are then listed or traded.

..4 Governing Law. The Plan and all Restricted Stock Agreements will be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana. The Plan and all Restricted Stock Agreements are intended to comply, and will be construed by the Board and Committee in a manner which complies, with the applicable provisions of Code Section 409A. To the extent there is any conflict between a provision of the Plan or a Restricted Stock Agreement and a provision of Code Section 409A, the applicable provision of Code Section 409A will control.

..5 Headings. The descriptive headings and sections of the Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction of the Plan.

..6 Mistake of Fact. Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Award or Restricted Stock Agreement.

..7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                  Miscellaneous

..1 No Effect on Employment or Service. Neither the Plan nor the grant of any Award or the execution of any Restricted Stock Agreement will confer upon any Participant any right to continued employment by the Company, or will interfere with or limit in any way the right of the Company to terminate any employee's employment or service at any time, with or without Cause. Employment with the Company and its Subsidiaries is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the employee and the Company or a Subsidiary, as the case may be. If there is any conflict between the provisions of the Plan or any Restricted Stock Agreement executed and delivered hereunder and an employment or severance agreement between an employee and the Company, the provisions of such employment or severance agreement will control, including, but not limited to, the vesting and forfeiture of any Awards.

..2 Liability and Indemnification. No member of the Board, the Committee or any officer or employee of the Company or any Subsidiary will be personally liable for any action, failure to act, decision or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the deferral, payment and exercise thereof. Each person who is or was a member of the Committee, or of the Board, will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including, but not limited to, attorneys' fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan or any Restricted Stock Agreement; and (b) any and all amounts paid by him in settlement thereof, with the Company's prior written approval, or paid by him in satisfaction of any judgment in any such claim, action, suit or proceeding against him; provided, however, that he will give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification is exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

..3 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, are binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company will not, and will not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company and its Successor (as defined in Section 5.8) hereunder.

..4 Use of Proceeds. The proceeds, if any, received by the Company from the sale of stock pursuant to the Plan will be used for general corporate purposes.

..5 Investment Representations. Unless the shares subject to an Award are registered under the Securities Act of 1933, each Participant in the Restricted Stock Agreement between the Company and the Participant shall agree for himself and his legal representatives that any and all shares acquired upon the award of Restricted Stock shall be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof.

..6 Funding. Benefits payable under the Plan to any person will be paid by the Company from its general assets. Shares to be issued hereunder will be issued directly by the Company from its authorized but unissued shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Subsidiaries will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under the Plan. The Company (or any of its Subsidiaries) may, however, in its sole discretion, set funds aside in investments to meet any anticipated obligations under the Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company and any of its Subsidiaries and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Subsidiaries.